NEWS
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES PROVIDES ANALYST DAY HIGHLIGHTS

CHANTILLY, Va., December 5, 2008 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, announced highlights of its Analyst Day event held yesterday at its corporate headquarters. The Company updated analysts on its progress as it enters the final phase of its five-year strategic transformation plan. It also provided first quarter and full year financial guidance for 2009.

In 2004, as a smaller but high performing, niche technology provider to community banks and credit unions, the Company set out to increase scale and leverage into other markets. Key strategic goals of the five-year plan included: 1) Augmenting high organic growth with acquisitions, 2) acquiring distribution and key complementary service capabilities, and 3) recognizing and accepting the increased risk and uncertainty of these initiatives. Highlights of the discussions are as follows:

*  The Company is on track with its five-year strategic plan, having achieved scale by tripling revenues and increasing payment transactions by more than 500 percent. It has also established major positions in its chosen markets:

- A top provider of billpay services to community banks and credit unions, with the industry’s highest billpay up-sell rate;
- Serving 17 of the top 50 U.S. banks, providing the highest electronic payments rate and lowest claims rate in the industry; and
- A leading payments provider to billers and credit providers, including the majority of receivables management firms and 14 of the top 20 U.S. issuers.

*  Given the current state of the economy and other uncertainties, the Company will focus on generating increased earnings and cash flow in 2009, and is expecting increased market share and revenue lift in 2010. Currently, the Company is well positioned with a highly diversified client base in which no single client represents more than 3 percent of revenue, and its top 10 clients contribute only 16 percent of total revenue.

*  Key priorities for 2009 are to continue working toward its goal of 12 percent combined banking billpay adoption, exploiting its substantial new product pipeline and expanding distribution and market share.

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*  Key product and market opportunities include:

- A highly configurable Internet Banking platform that provides deployment options for financial institutions;
- A market redesigned Internet Bill Payment solution with improved usability and expanded bill presentment capabilities;
- Expansion of its proprietary Biller Endpoint Network for payment speed and cost advantages;
- Broadening share of largely untapped biller markets with focus on key verticals; and
- Implementing its award-winning web-based collections product with some recently signed large credit card issuers.

*  The Company outlined a simplified financial statement and operating metrics report to provide ease of understanding and tracking of its performance going forward.

*  As outlined in its separate 2009 financial guidance announcement, the Company reiterated its expectation to exit 2008 with 28 percent Ebitda margin, with long-term targets of 30 percent or more.

*  Additionally, the Company provided supporting information for its guidance, including reconciling its 2009 guidance with current period expectations.

For more information, Online Resources Analyst Day presentation slides are available in the Investor section of the Company’s web site at www.orcc.com.

About Online Resources

Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients. Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption.  Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel.  For more information, visit www.orcc.com.
This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company’s: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the Company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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